UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) April 14, 2023

TAUTACHROME, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	84-2340972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Company’s Series F preferred stock has been retired as all of the outstanding Series F preferred shares, consisting of 290,397 shares plus a 0.763 fractional share, were converted into 290,397,763 shares of common stock pursuant to the automatic conversion clause of the Series F designation. This conversion was readily accepted by the Arizona corporation Arknet Inc, the holder of all of the Series F stock.

In exchange for the ownership of the URL, website, and business of www.RegalPhotoArchive.com, and because the company intends to monetize the assets resulting from the Series H preferred stock transaction by applying the PXR Tactical Platform resulting from the Series I preferred stock transaction, the extra majority voting structure set forth in the Series H Preferred Stock designation has been transferred to the Series I Preferred Stock designation, i.e., the holder(s) of the Series H preferred shares now have no voting rights, and the holder(s) of the Series I preferred shares, in any voting matter, now have a vote equal to, or in excess of, 55% of all votes cast in such matter.

By vote of the Board of Directors (Timothy Holly abstaining), Dr. Jon Leonard has stepped down and Timothy Holly has become the new Chairman of the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME, INC.

Date: April 14, 2023	By:	/s/ David LaMountain
David LaMountain
CEO

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